UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 27, 2008, Altria Group, Inc. (“Altria”) issued a press release attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the pricing terms for the previously announced cash tender offers and consent solicitations (collectively, the “Tender Offers”) by Altria and its subsidiary, Altria Finance (Cayman Islands) Ltd. (“Altria Finance”), for any and all of (i) Altria’s outstanding notes and debentures denominated in US dollars (the “USD Notes”) and (ii) Altria Finance’s bearer bonds denominated in Euros (the “EUR Bonds” and, together with the USD Notes, the “Notes”).

On February 29, 2008, Altria issued a press release attached as Exhibit 99.2 hereto, which is incorporated herein by reference, reporting the expiration and results of the Tender Offers. Altria’s tender offers and consent solicitations for the USD Notes expired at 5:00 p.m., New York City time, on Friday, February 29, 2008 and Altria Finance’s tender offer and consent solicitation for the EUR Bonds expired at 5:00 p.m., Frankfurt time, on Friday, February 29, 2008.

This Current Report on Form 8-K shall not constitute an offer to purchase nor a solicitation of acceptance of the offer to purchase the Notes, which were made only pursuant to the applicable Offer to Purchase and Consent Solicitation Statement, as amended, of Altria and Altria Finance, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Altria on February 27, 2008.

99.2	Press release issued by Altria on February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ G. Penn Holsenbeck
Name:	G. Penn Holsenbeck
Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: March 3, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Altria on February 27, 2008.

99.2	Press release issued by Altria on February 29, 2008.